EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by references in the Prospectus constituting part of the Registration Statement on Form S-3 (nos. 333-1044 and 33-55792-NY) of our report dated October 15, 1996, appearing on page 22 of Greg Manning Auctions, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 1996.


Amper Politziner & Mattia
Edison, New Jersey